EXHIBIT 10.5

CONVERIIBLE DEMAND PROMISSORY NOTE

$47,125 (USD)
June 16, 2011

FOR VALUE RECEIVED, BMC CAPITAL, INC, a Nevada Corporation ("MAKER"), promises to pay, in lawful money of the United States of America, to the order of Conforto Partners, LLC a Texas Corporation, ("HOLDER"), the principal amount of Fouty Seven Thousand One Hundred Twenty Five and 00/100 U.S. Dollars ($47,125.00 USD) (the 'PRINCIPAL% together with accrued interest on the unpaid Principal (the 'INTEREST'), as it exists from time to time, at the rate of ten percent (10%) per annum (the "INTEREST RATE"), calculated from the date hereof until paid in full in accordance with the following terms and conditions:

1. MATURITY, The entire unpaid Principal, together with accrued and unpaid Interest, if any, and all other charges due hereunder, if any, shall be due and payable, unless sooner paid, UPON  DEMAND of any holder thereof and may be converted, at the sole discretion of the holder into Common Stock of the issuer of this note at a 45% discount to the bid, or current PPM price whichever is lower.

2. PAYMENTS. All unpaid Principal, accrued and unpaid Interest shall be due and payable UPON DEMAND.

3. MANNER OF PAYMENTS. Principal and Interest, and all other charges due hereunder, if any, shall be payable in U.S. Dollars at the address of Holder set forth above, or at such other place as Holder from time to time may designate in writing, without deduction or setoff.

4. CONVERSION.
(a) The Company will also authorize the issuance of common stock at a 45% discount to the bid price (hereinafter called 'The Stock') and will authorize the issuance of and reserve for such purchase such a number of additional shares of common stock (hereinafter called the "Conversion Stock') as may from time to time be the maximum number required for issuance upon conversion of the Notes pursuant to the conversion privileges hereinafter stated.

(b) A. The Holder of any of the Notes at any time up to and including the demand notice (or, as to any of the Notes to which notice of prepayment shall have been given, at any time up to the close of business on the third business day prior to the day fixed for prepayment) but not thereafter may convert the Notes in whole or in part into as many fully paid and non-assessable shares of Common Stock of the Company as the principal amount of the Note so converted at a 45% discount off of the bid price, and upon surrender of the certificate representing the Notes to the Company. If any of the Notes shall be converted in part, the Company shall, at its option and without charge to the Holder, either (1) execute and deliver to the Holder Notes for the balance of the principal amount so converted, or (ii) make note thereon of the principal of the amount converted.

    B, Upon conversion of any of the Notes all accrued and unpaid interest on the principal amount converted shall be paid to the Holder by the Company.

C. The Company shall take all necessary steps to maintain the registration for the shares held subject to the conversion privilege as described in this section.

D. In case the Company shall declare a dividend or make a distribution of any Stock of the Company payable in Common Stock or in Convertible Securities, the aggregate maximum number of shares of Common Stock issuable in payment of such dividend or distribution, or upon conversion of or in exchange for such Convertible Securities issuable in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration.

E. No fractional share of Common Stock shall be issued upon conversion of any of the Notes. If any Holder of the Notes shall have converted all the Notes held by him other than a principal amount so small that less than a whole share of Common Stock would be issuable upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment, or leave the same outstanding until the maturity of the Note.

F. In any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than a change in stated value or from no par to par value) or in the case of any consolidation or merger of the Company with any other corporation, or in the case of the sale and conveyance to another to another corporation or person of the property of the Company in its entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, case effective provisions to be made that each Holder of the Notes then outstanding shall have the right thereafter to convert the Notes into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock in the Company into which such Notes might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

5. PREPAYMENT. The Principal may be prepaid, in full or in part, at any time and from time to time, without premium or penalty; provided, however, all accrued and unpaid Interest must be concurrently paid at the time of such prepayment of Principal

6. DEFAULT. Maker shall be in default under this Promissory Note upon the occurrence of any of the following events (each, a 'DEFAULT"):

(a) Maker falls to make any payment of Principal or Interest when demanded, or fails to perform any of the terms, conditions or obligations hereunder, and such failure continues for a period of three {3) calendar days after receipt by Maker from Holder of written notice of demand thereof, then such failure shall immediately thereafter be a Delta and Holder shall have no obligation to provide written note of such failure and Maker shall have no right or ability to cure such failure;

(b) Maker shall file or have filed against it, voluntarily or involuntarily, a petition for its winding up, or shall procure or suffer the appointment of a receiver for any portion of its properties or assets, or shall make an assignment for benefit of its creditors, provided same is not cured within thirty (30) calendar days of such event occurring; or

(c) Maker ceases operations, is dissolved, or terminates its existence.

Upon a Default, the entire unpaid Principal, together with accrued and unpaid Interest, and all other charges due hereunder, if any, shall immediately become due and payable and Holder may proceed at once to exercise any or all remedies available to Holder under this Demand Promissory Note or at law or equity. If legal action is sought, such time that would be required as a judgment is obtained for any amounts owing under this Promissory Note, interest shall continue to accrue on the amount of the judgment at the Interest Rate.

7. OTHER OBLIGATIONS. Maker agrees to pay all costs of collection if suit be brought. Costs of collection include, without limitation, reasonable attorneys' fees if this Promissory Note is placed in the hands of attorneys for collection (whether or not suit is brought to collect the amount past due), together with all court costs, investigative costs and other expenses incurred in the prosecution of any suit.

8. REMEDIES CUMULATIVE. All remedies herein given to Holder are cumulative and not alternative, are in addition to all of the same which are available to Holder under all statutes at law or in equity, and may be exercised in any order or simultaneously, at Holder's sole election. Any forbearance or delay by Holder in exercising the sane shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the sane shall continue in full force and effect until specifically waived by an instrument in writing executed by Holder.

9. SEVERABILITY. If any provision of this Promissory Note is held to be invalid or unenforceable by a court of competent jurisdietion, the other provisions of this Promissory Note shall remain in full force and effect and shall be liberally construed in favor of Holder in order to effect the provisions of this Promissory Note.

10. WAIVER OF ERRORS. Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, as well as all benefit that might accrue to Maker by virtue of any present or future laws providing for any stay of execution to be issued on any judgment recovered on this Promissory Note, and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such wilt, in whole or in part, in any order desired by Holder.

11. WAIVER OF NOTICES. Maker hereby waives diligence, presentment for paynient, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that Maker's liability hereunder shall not be affected in any manner by any indulgence, extension of tine, renewal, waiver or modification granted or consented to by Holder. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Promissory Note, with or without substitution.

12. NO WAIVER Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver in one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to any subsequent Default, or, in the event of continuance, of any existing Default.

13. APPLICABI F LAW. This Note shall be governed by and construed in accordance with the laws of Collin County, Texas, without regard to the choice of law rules of that State.

14. AMENDMENT. This Note shall in no event be amended or modified, except by an instrument in writing executed by the party to be bound thereby.

15. NUMBER AND GENDER. Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Holder" and 'Maker" shall be deemed to include the respective successors and assigns of Holder and Maker.

16. CAPTIONS. The captions set forth in this Note are for convenience only and do not comprise a part of this Note.

IN WITNESS WHEREOF, this Note has been executed as of the date first bereinabove

Dated: Tune 16, 2011 "MAKER"

BMC CAPITAL, INC.

By: /s/ Thomas J. Gingerich
Thomas J. Gingerich, CFO

"HOLDER"

Conforto Partners, LLC

BY:
Kathleen Roundtree, Managing Member